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                                                                   EXHIBIT 10.20


                            VEDA INTERNATIONAL, INC.


                                STOCK OPTION PLAN








        NOTHING IN THIS PLAN SHALL CONFER UPON YOU ANY RIGHT TO CONTINUING EMPLOYMENT BY THE CORPORATION OR ANY OTHER MEMBER OF THE VEDA GROUP OF COMPANIES OR SHALL INTERFERE WITH OR RESTRICT IN ANY WAY THE RIGHTS OF THE CORPORATION OR ANY OTHER MEMBER OF THE VEDA GROUP OF COMPANIES PURSUANT TO YOUR STATUS AS AN AT WILL EMPLOYEE TO DISCHARGE YOU AT ANY TIME FOR ANY REASON.



        PARTICIPANTS ARE CAUTIONED THAT THE CORPORATION IS NOT
        FURNISHING TAX ADVICE AND THAT PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF
        PARTICIPATING IN THE PLAN.


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                            VEDA INTERNATIONAL, INC.

                                STOCK OPTION PLAN



        This Stock Option Plan (the "Plan") of VEDA International, Inc., a Delaware corporation (the "Corporation"), was originally unanimously approved by the Board of Directors of the Corporation at a meeting held on February 8, 1988, and was further adopted by the required affirmative vote of the holders of shares issued and authorized to vote at a meeting of stockholders on February 8, 1988, and was further amended on February 7,1989.

        This Plan, as amended and restated herein, has been unanimously approved by the Board of Directors of the Corporation at a meeting held on January 26,1996, and further adopted by the required affirmative vote of the holders of shares issued and authorized to vote at a meeting of stockholders on January 26, 1996. The Plan was further amended for clarification and unanimously approved by the Board of Directors in a regular meeting of the Board of Directors of the Corporation on January 17, 1997. This Plan, as amended and restated, shall be effective as of January 17, 1997.

        1. Purpose. The Board of Directors of the Corporation (the "Board") deems it in the best interests of the Corporation that certain officers and other key employees be given the opportunity to acquire stock in the Corporation in order to provide them with an incentive to promote the success of the Corporation. In order to provide such additional incentives for outstanding performance, certain cumulative net profit goals, as described in the Notice and Optionee Agreement, are established which must be achieved in order to exercise these options.

        Each Option granted under this Plan will be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option." The Board intends that each Option designated as an Incentive Stock Option granted under this Plan will qualify as an incentive stock option within the meaning of the provisions of Section 422(b) of the Internal Revenue Code of 1986, as presently in effect or as hereafter amended (the "Code").

        2. Definitions. The following definitions shall be applicable to the terms used in the Plan:

                A. "Incentive Stock Option" means an Option granted pursuant to this Plan intended to qualify and designated as an incentive stock option within the meaning of Section 422(b) of the Code and any other applicable provisions of the Code.

                B. "Nonqualified Stock Option" means any Option granted pursuant to this Plan other than an Incentive Stock Option.


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                C.      "Option" or "Stock Option" means any stock option
granted pursuant to this Plan.

                D. "Eligible Individual" means any officer or other key employee of the Corporation or any Subsidiary Corporation. Options may be granted under this Plan only to such officers and other key employees of the Corporation or any Subsidiary Corporation.

                E. "Optionee" means any Eligible Individual who is granted a Stock Option as provided in this Plan. The designation of Optionees shall be made in the absolute discretion of the Board or a committee of at least three
(3) persons appointed by the Board ("Committee").

                F. "Subsidiary Corporation" means any present or future subsidiary corporation of the Corporation as such term is defined in Section 424(f) of the Code.

                G. "Optionable Shares" means the authorized and unissued or reacquired shares of the Class B Common Stock of the Corporation available to be issued under the Plan.

                H. "Exercised Shares" means those Optionable Shares which have been exercised by an Optionee under an Option granted under the provisions of this Plan.

                I. Wherever appropriate, words used in this Plan in the singular may mean the plural, and plural may mean the singular, and the masculine may mean the feminine or neuter.

        3. Term of Option. The term of an Option will not be longer than ten (10) years from the date of grant; provided, however, the term of the Option for an Optionee possessing more than ten percent (10%) of the total combined voting power of all classes of the Corporation's stock shall not be longer than five (5) years. The granting of any Option to an Eligible Individual shall neither entitle such person to, nor disqualify such person from, receiving additional Options.

        4. Aggregate Number of Shares. No more than one million (1,000,000) shares of the Corporation's authorized but unissued shares of Class B Common Stock with a par value of One One-hundredth Cent ($0.0001) per share may be issued under the Plan, subject to adjustment pursuant to Paragraph 9.

        5. Administration. The Plan shall be administered by the Board or the Committee. The Committee may exercise all authority given to the Board in this Plan. The Board or Committee shall have authority, subject to the terms of the Plan:

                A. to determine (i) the Eligible Individuals to whom Options shall be granted, (ii) the number of shares of stock to be Abject to each Option, (iii) whether such Option shall be designated an Incentive Stock Option or a Nonqualified Stock Option, (iv) the purchase price of the shares of stock under each Option, (v) the performance criteria which must be achieved to


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permit the Option to be exercised, (vi) the times at which Options shall be granted, and (vii) the provisions of the instruments by which Options shall be evidenced;

                B.      to interpret the Plan; and

                C. to make all determinations necessary or advisable for the administration of the Plan.

        6. Granting of Options. Options may be granted under the Plan for a period of ten (10) years from the initial adoption of this Plan on February 8, 1988.

        7. Provisions of Options. Options shall be evidenced by instruments in such forms as the Board or Committee may from time to time approve. Options shall conform to the following:

                A. Option Price. Each Option shall state the price ("Option Price") which shall be determined by the Board or Committee in accordance with the following:

        In the case of an Incentive Stock Option, the Option Price shall be not less than the fair market value of the Optionable Shares at the date the Option is granted and shall be based upon the following:

                        (1) The fair market value shall be the price per share established for the stock in the last effective Certificate of Agreed Value established pursuant to the VEDA International, Inc. Shareholders Agreement of January 25, 1989, as amended from time to time. The amount shall be increased or decreased by the Corporation's per share change in the Stockholders Equity from the effective date of such Certificate to the end of the Corporation's quarterly accounting period immediately preceding the date of the grant hereunder.

                        (2) In the event that the Corporation adopts an Employee Stock Ownership Plan ("ESOP"), the fair market value shall be the price per share last established by an independent appraisal for ESOP transactions, as soon as such appraised value becomes available. The amount shall be increased or decreased by the Corporation's per share change in the Stockholders Equity from the effective date of such appraisal to the end of the Corporation's quarterly accounting period immediately preceding the date of the grant hereunder.

                        (3) If an Optionee owns at the time the Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of the Corporation's stock, then the Option Price shall be one hundred ten percent (110%) of the fair market value as determined herein of the Optionable Shares.

        In the case of a Nonqualified Stock Option, the Option Price shall be the price per share determined by the Board, or the Committee in their absolute discretion; provided, however, that the Option Price shall not be less than the fair market value of the Optionable Shares at the date the Option is granted.


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                B.      Exercisability. Each Option may be exercised by an
Optionee in one or more installments at the time or times provided in the instrument evidencing the Option, and provided any performance criteria or other criteria, if any, stated in the Option are achieved. An Optionee is under no obligation to exercise an Option or any part thereof. The purchase of any stock pursuant to this Plan shall be closed at the office of the Corporation on a date selected by the Corporation or Optionee but not more than thirty (30) days after the end of the Option term.

                C. Notice of Exercise. An Option may be exercised from time to time in accordance with this Paragraph 7 by the Optionee's giving to the Secretary of the Corporation notice in writing of the number of whole shares to be purchased. The Corporation shall not in any case be required to issue and sell a fractional share of stock.

                D. Stock Restrictions. All Exercised Shares issued under this Plan shall be restricted stock, subject to the terms and conditions of the VEDA International, Inc. Shareholders Agreement of January 25, 1989, as amended from time to time (the "Shareholders Agreement"). At the time of the delivery of the Exercised Shares, the Optionee shall deliver to the Corporation a written statement that he intends to hold the Exercised Shares for investment and not with a view to resale or distribution thereof to the public. An investment legend shall be inscribed on the stock certificates. Certificates issued representing Exercised Shares may be marked with appropriate legends restricting their transfer or other disposition to insure compliance with any applicable provisions of law and in compliance with the Shareholders Agreement.

                E. Payment and Delivery of Exercised Shares. The Optionee shall make full payment for the Exercised Shares within thirty (30) days of his exercise of an Option. Full payment of the Option Price for the Exercised Shares shall be made in cash, by check drawn on sufficient funds, or by swapping Corporate shares already owned by Optionee. The Optionee shall not have any rights or privileges of a shareholder of the Corporation in respect of the Exercised Shares until certificates representing such Exercised Shares shall have been issued and delivered to the Optionee in accordance with this Plan. The Corporation shall deliver certificates, evidencing the Exercised Shares, to the Optionee within a reasonable period of time; provided, however, that if any law, regulation, or agreement requires the Corporation to take any action with respect to such Exercised Shares before such delivery, then the date for such delivery shall be extended for the period necessary to take such action.

                F. Termination. Each Incentive Stock Option by its terms shall not be exercisable more than three (3) months after the date of termination of employment or service of the Optionee (or twelve (12) months if such termination was a result of the disability or death of the Optionee) by the Corporation or any Subsidiary Corporation. Each Nonqualified Stock Option by its terms shall not be exercisable after the date of termination of employment or service of the Optionee by the Corporation or any Subsidiary Corporation. Military, sick leave or other bona fide leave of absence approved by the Board shall not be considered a termination of employment or service of the Optionee.


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                G.      Assignability. No Option may be transferred by the
Optionee other than by will or the laws of descent and distribution. Options shall be exercisable during the Optionee's lifetime only by the Optionee. No Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process. Upon any attempt by the Optionee to assign, transfer (other than by will or the laws of descent and distribution), pledge or otherwise dispose of an Option or any rights of an Optionee thereunder, such Option shall immediately become null and void and the rights and privileges of the Optionee thereunder shall immediately terminate.

                H. Aggregate Limitation. The aggregate fair market value (determined as of the time the Option is granted) of the shares for which any Optionee may be granted Incentive Stock Options that are exercisable for the first time by the Optionee in any calendar year (under this and any other plans of the Corporation or a parent or subsidiary corporation of the Corporation or any predecessor of such corporation) shall not exceed $100,000.00. There shall be no aggregate limitation on the fair market value of the shares for which an Optionee may be granted as Nonqualified Stock Options.

                I. Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Optionable Shares subject to the particular Option shall again be available for grant under this Plan.

        8. Merger, Consolidation. Etc. If there shall be any merger, consolidation, acquisition of property or stock separation, reorganization, or liquidation, or any sale of all or substantially all of the Corporation's property and assets to any other corporation or corporations (collectively, a "Corporate Event"), the Corporation, subject to the provisions of the instrument evidencing the Option, will accelerate the exercisability of the option shares to the date of the Corporate Event.

        9. Stock Dividends and Other Dilutions, Etc. If the Corporation shall issue any additional shares of stock by way of a stock dividend on, or split up, subdivision, or reclassification of, its outstanding Class B Common Stock, then the Option shall be deemed to cover such additional shares of stock to the extent that the additional shares of stock would have been issued to the Optionee had the Optionable Shares then remaining subject to the Option been delivered to the Optionee at the time of such stock dividend, split up, subdivision, or reclassification, and there shall be a corresponding proportionate adjustment to the Option Price per Optionable Share remaining subject to the Option so that the aggregate Option Price shall be the same as the aggregate Option Price for the Optionable Shares remaining subject to the Option immediately prior to the issuance of such additional shares of stock.

        10. Compliance with Statutes and Regulations. In the event the Corporation shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the shares of stock with respect to which an Option has been exercised or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933 or other applicable statute or regulations, then the Corporation shall


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immediately take such necessary action, at its own expense, and the Optionable
Shares shall not be delivered until such action has been taken.

        11. Application of Funds. All proceeds received by the Corporation from the exercise of Options shall be paid into its treasury. Such proceeds shall be used for general corporate purposes.

        12. Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the Secretary of the Corporation at the principal office of the Corporation.

        13. Amendment. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the rime not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders of the Corporation, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of persons eligible to receive Options or decrease the price at which Incentive Stock Options may be granted.

        14. Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

        15. Construction. In the event any parts of this Plan are found to be void, the remaining provisions of this Plan shall nevertheless be binding with the same effect as though the void parts were deleted.

        16. No Obligation to Exercise. The grant of an Option hereunder shall impose no obligation upon the Optionee to exercise such Option.


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                                     VEDA INTERNATIONAL, INC.,
                                     a Delaware corporation

Dated:  January 17, 1997             By:/s/ C.R. VARBLOW
      -------------------------         ----------------------------------------
                                         Name:  C. R.Varblow
                                         Title: Chairman and Senior Vice
                                                President

ATTEST:



/s/ P.D. SEIDLER
-------------------------------------------
Asst. Secretary


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